EXHIBIT 7.2

7.2. CALCULATION OF CONSOLIDATED SOLVENCY RATIOS ACCORDING TO THE RULES OF THE BANK OF PORTUGAL FOR THE FISCAL YEARS ENDED DECEMBER 31, 2001, 2000 AND 1998

                                                                          On December 31,
                                                       ---------------------------------------------------
                                                           2001                2000                1999
                                                        ----------         -----------         -----------
                                                                      (in thousands of euros)
Risk weighted assets
    Cash and due from banks                                779,615             947,931             212,129
    Loans and advances to customers                     32,799,071          32,846,663          19,790,201
    Securities                                           2,214,025           2,984,448           2,030,322
    Investments                                          1,566,369             524,566           3,064,316
    Other assets                                         3,731,333           3,427,941           2,576,839
                                                       -----------         -----------         -----------
          Total (1)                                     41,090,413          43,271,299          25,134,057
                                                       -----------         -----------         -----------

Risk weighted off balance sheet items
    Guarantees                                           1,875,891           2,473,033           3,289,956
    Other                                                4,934,276           3,635,814             759,061
                                                       -----------         -----------         -----------
    Total (2)                                            6,810,167           6,108,847           4,049,017
                                                       -----------         -----------         -----------

(General provisions for loan losses) (3)                  (567,041)           (582,184)           (277,362)
                                                       -----------         -----------         -----------
Risk weighted assets and off balance sheet items
    (4) = (1+2+3)                                       47,333,539          48,797,962          28,905,712
                                                       ===========         ===========         ===========

Requirements of own funds
    As established by Notice 1/93 (Solvency)             3,842,434           3,903,837           2,312,457
    Trading portfolio                                       20,726              26,430              10,575
                                                       -----------         -----------         -----------
    Total (5)                                            3,863,160           3,930,267           2,323,032
                                                       ===========         ===========         ===========

Owns funds
    Tier one                                             3,153,097           3,499,817           2,487,540
    Tier two                                             1,983,353           1,349,691             667,994
    (Interests in financial institutions
       and deductible surpluses)
                                                        (1,110,683)           (873,774)           (210,233)
                                                       -----------         -----------         -----------
    Total (6)                                            4,025,767           3,975,734           2,945,301
                                                       ===========         ===========         ===========

Solvency ratio (*)                                             8.3%                8.1%               10.1%

----------
(*) Solvency ratio = Own funds / (Requirements of own funds * 12.5).


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